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                                                                   EXHIBIT 10.63

                               FIRST AMENDMENT TO
               FOURTH AMENDED AND RESTATED MASTER REVOLVING CREDIT
                       AGREEMENT AND OTHER LOAN DOCUMENTS

      THIS FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") made as of this 29th day of December, 2004, by and among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust ("Guarantor"), FLEET NATIONAL BANK ("FB"), DEUTSCHE BANK TRUST COMPANY AMERICAS ("Deutsche"), JP MORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Main Office Chicago)) ("JP Morgan") , STANDARD FEDERAL BANK N.A. ("Standard"), HUNTINGTON NATIONAL BANK ("Huntington"), U.S. BANK NATIONAL ASSOCIATION ("USB"), PNC BANK, NATIONAL ASSOCIATION ("PNC") and KEYBANK NATIONAL ASSOCIATION ("KeyBank"; FB, Deutsche, JP Morgan, Standard, Huntington, USB, PNC and KeyBank are hereinafter referred to collectively as the "Banks"), and FLEET NATIONAL BANK, as Agent for the Banks (the "Agent").

                                   WITNESSETH:

      WHEREAS, Borrower, Guarantor, Agent and the Banks a party thereto entered into that certain Fourth Amended and Restated Master Revolving Credit Agreement dated as of December 30, 2002 (the "Credit Agreement"); and

      WHEREAS, Guarantor executed that certain Fourth Amended and Restated Unconditional Guaranty of Payment and Performance dated December 30, 2002 (the "Guaranty"); and

      WHEREAS, the parties hereto have agreed to certain modifications and desire to enter into this Amendment to effect such changes.

      NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

      1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      2. Modification of the Credit Agreement. Borrower, Guarantor, the Banks and Agent do hereby modify and amend the Credit Agreement as follows:

            (a) Section 1.1 of the Credit Agreement is hereby amended by adding the definitions of "Aggregate Borrowing Base Value", "Swing Line", "Swing Line Borrowing", "Swing Line Lender", "Swing Line Loan", "Swing Line Loan Notice," "Swing Line Note," and "Swing Line Sublimit" as follows:

            "Aggregate Borrowing Base Value. As of any date of determination, the Aggregate Borrowing Base Value is the sum of the Appraised Values of the Mortgaged

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      Property included in the Borrowing Base as most recently determined as provided under Section 5.2 or Section 10.16 hereof; provided that if Agent receives satisfactory evidence that any Mortgaged Property has demonstrated improvement in occupancy or rental revenue from the date of the last determination of Appraised Value of such Mortgaged Property, then an amount equal to the Operating Cash Flow of such Mortgaged Property for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by 9.00% capitalization rate shall be utilized instead of the Appraised Value for such Mortgaged Property.

            Swing Line. The revolving credit facility made available by the Swing Line Lender pursuant to Section 2.10.

            Swing Line Borrowing. A borrowing of a Swing Line Loan pursuant to
      Section 2.10.

            Swing Line Lender. Fleet National Bank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

            Swing Line Loan. See Section 2.10(a).

            Swing Line Loan Notice. A notice of a Swing Line Borrowing pursuant to Section 2.10(b), which, if in writing, shall be substantially in the form of Exhibit F attached hereto.

            Swing Line Note. See Section 2.10(g).

            Swing Line Sublimit. An amount equal to $16,000,000.00, as such amount may increase as provided in Section 2.10. The Swing Line Sublimit is part of, and not in addition to, the Total Commitments."

            (b) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement, appearing on page 2 thereof, is hereby amended by deleting the figures in the column under the heading "LIBOR Rate Loans" and inserting in lieu thereof the following:

                                                              LIBOR Rate Loans
                                                              ----------------
"Pricing Level 1 ........................................          1.15%

Pricing Level 2 .........................................          1.25%

Pricing Level 3 .........................................          1.40%

Pricing Level 4 .........................................          1.55%"

            (c) The definition of "Approved Subsidiary" in Section 1.1 of the Credit Agreement, appearing on page 3 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

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            "Approved Subsidiary. A wholly-owned Subsidiary of the Borrower, the formation and organizational structure of which and the ownership of real estate assets by which has been approved in writing by the Majority Banks and whose Real Estate will be or is proposed to be included as part of the Collateral."

            (d) The definition of "Arranger" in Section 1.1 of the Credit Agreement, appearing on page 3 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

            "Arranger. Banc of America Securities LLC, as successor to Fleet Securities, Inc."

            (e) The definition of "Borrowing Base" in Section 1.1 of the Credit Agreement, appearing on page 4 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

            "Borrowing Base. At any time with respect to the Borrower and any Approved Subsidiary, the Borrowing Base shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property owned by the Borrower or any Approved Subsidiary. The Borrowing Base for Eligible Real Estate included in the Mortgaged Property shall be the amount which is the lesser of (a) seventy percent (70%) of the Aggregate Borrowing Base Value; and (b) the sum of the Debt Service Coverage Amounts for each Mortgaged Property, and the amount which is the lesser of (a) and (b) shall be the Borrowing Base for Eligible Real Estate included in the Mortgaged Property; and provided, however, that the portion of the Borrowing Base attributable to Regular Real Estate shall at no time be less than sixty-five percent (65%) of the entire Borrowing Base. Notwithstanding the foregoing, the Borrowing Base attributable to a Mortgaged Property shall not exceed the amount to which recovery under the applicable Security Deed is limited, unless such Security Deed is amended to increase any such limit."

            (f) The definition of "Commitment" in Section 1.1 of the Credit Agreement, appearing on page 6 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

            "Commitment. With respect to each Bank, the amount set forth on
      Schedule 1 hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower and to participate in Letters of Credit and Swing Line Loans for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement."

            (g) Line 7 of the definition of "Consolidated Total Adjusted Asset Value" in Section 1.1 of the Credit Agreement, appearing on page 6 thereof, is hereby amended by deleting the phrase "(B) nine and one half percent (9.5%) capitalization rate" and inserting in lieu thereof the following: "(B) nine percent (9.00%) capitalization rate."

            (h) The definition of "Debt Service Coverage Amount" in Section 1.1 of the Credit Agreement, appearing on page 8 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

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      "Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal loan amount which, when bearing interest at a rate per annum equal to the greater of (i) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus 2.0% payable based on a 25 year mortgage style amortization schedule (expressed as a mortgage constant percentage) and (ii) eight percent (8.0%), would be payable by the monthly principal and interest payment amount resulting from dividing (a) the Operating Cash Flow from an individual Mortgaged Property for the preceding four fiscal quarters divided by 1.40 by (b) 12. Attached hereto as Schedule 2.1 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder as hereinafter provided). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent manifest error. In the event that the Borrower or any Approved Subsidiary shall have owned a Mortgaged Property for less than four consecutive fiscal quarters, then for the purpose of determining the Debt Service Coverage Amount, the Operating Cash Flow with respect to such Mortgaged Property shall be annualized in such manner as the Agent shall reasonably determine. For the purpose of calculating Operating Cash Flow under this definition as to any Mortgaged Property, the Operating Cash Flow Rental Adjustment shall be applied to any Mortgaged Property affected by any of the events described in the definition of Operating Cash Flow Rental Adjustment."

            (i) The definition of "Loans" in Section 1.1 of the Credit Agreement, appearing on page 17 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

      "Loans. See Section 2.1. Swing Line Loans shall constitute "Loans" for all purposes under this Agreement (provided that only the Swing Line Lender shall be obligated to make a Swing Line Loan), but shall not be considered the utilization of a Bank's Commitment."

            (j) The definition of "Maturity Date" in Section 1.1 of the Credit Agreement, appearing on page 17 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

            "Maturity Date. December 29, 2005, as the same may be extended by the Borrower as provided in Section 4.16, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof."

            (k) The definition of "Notes" in Section 1.1 of the Credit Agreement, appearing on page 18 thereof, is hereby deleted in its entirety and the following definition is hereby inserted in lieu thereof:

      "Notes. See Section 2.3. Swing Line Notes shall constitute Notes for all purposes under this Agreement."

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            (l) Section 2.1 of the Credit Agreement, appearing on page 24 thereof, is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "SECTION 2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower (the "Loans"), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.5, such sums as are requested by the Borrower for the purposes set forth in Section 7.11 up to a maximum aggregate principal amount Outstanding (after giving effect to all amounts requested and the amount of Swing Line Loans and Letters of Credit Outstanding) at any one time equal to the lesser of (a) such Bank's Commitment minus an amount equal to such Bank's participations in the Outstanding Swing Line Loans and aggregate Letters of Credit Outstanding and (b) an amount equal to the Borrowing Base multiplied by such Bank's Commitment Percentage minus an amount equal to such Bank's participations in the Swing Line Loans and aggregate Letters of Credit Outstanding; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further that the Outstanding Loans (including the Swing Line Loans, after giving effect to all amounts requested) and the Letters of Credit Outstanding shall not at anytime exceed the Total Commitment. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request."

            (m) Section 2.7(a) of the Credit Agreement, appearing on pages 27 and 28 thereof, is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "(a) Subject to the terms and conditions hereof and provided that all of the conditions contained in Sections 10 and 11 have been satisfied, the Agent agrees to issue Letters of Credit for the account of the Borrower, from the date of this Agreement to, but not including, the Maturity Date at such times as the Borrower may request; provided, however, that the aggregate amount of Letters of Credit (including such requested Letter of Credit) at any one time Outstanding shall not exceed the lesser of (i) the lesser of (A) the Total Commitment or (B) the amount of the Borrowing Base, in each case, minus the aggregate amount of Outstanding Loans (including any Swing Line Loans and amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), or (ii) $10,000,000.00. The issuance of a Letter of Credit pursuant to this
      Section 2.7(a) shall be deemed to reduce the aggregate of the unborrowed Commitments of the Banks then in effect by an amount equal to the undrawn face amount of such Letter of Credit as set forth herein. In no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under a Letter of Credit. Each Bank severally agrees to participate in each such Letter of Credit issued by the Agent in an amount equal to its Commitment Percentage of the total amount of the Letter of Credit requested by the Borrower; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein plus (x) such Bank's participation in the aggregate of all other Letters of Credit Outstanding, and (y) such Bank's Commitment Percentage of the amount of any Loans Outstanding (including any Swing

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      Line Loans and amounts drawn under any Letters of Credit and not yet reimbursed by the Borrower), would exceed an amount equal to such Bank's Commitment as then in effect. Each Bank agrees with the Agent that it will participate in each Letter of Credit issued by the Agent to the extent required by the preceding sentence. No Bank's obligation to participate in a Letter of Credit shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit."

            (n) Section 2.9(a) of the Credit Agreement, appearing on page 32 thereof, is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "(a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, by giving written notice to the Agent (the "Increase Notice"), subject to the terms and conditions set forth in this Agreement, to increase the Total Commitment by an amount up to $40,000,000.00 (the amount of the requested increase to be set forth in the Increase Notice) (which, assuming no previous reduction in the Commitments, would result in a maximum Total Commitment of $200,000,000). The execution and delivery of the Increase Notice by Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section 2.9 shall have been satisfied on the date of such Increase Notice."

            (o) The Credit Agreement is hereby amended by adding the following as a new Section 2.10 thereof:

            "SECTION 2.10 SWING LINE LOANS.

            (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Banks set forth in this Section 2.10, to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day prior to the Maturity Date (or, if earlier, the date of termination of Commitments pursuant to Section 12.4 hereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Commitment Percentage of the Outstanding Loans and Letters of Credit Outstanding of the Bank acting as Swing Line Lender, may exceed the amount of such Bank's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstanding Loans, Letters of Credit Outstanding and Swing Line Loans Outstanding shall not exceed the Total Commitment, and (ii) the aggregate Outstanding Loans of any Bank (other than the Swing Line Lender), plus such Bank's Commitment Percentage of the Letters of Credit Outstanding, plus such Bank's Commitment Percentage of the amount of all Swing Line Loans Outstanding shall not exceed such Bank's Commitment; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any Outstanding Swing Line Loan; and provided, further, that in all events no Default or Event of Default shall have occurred and be continuing. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.10, prepay under
      Section 3 hereof, and reborrow under this Section 2.10. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Bank's Commitment Percentage times the amount of such Swing Line Loan.

            (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. (Boston time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Bank) prior to 2:00 p.m. (Boston time) on the date of the proposed Swing Line Borrowing
      (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.10(a), or (B) that one or more of the applicable conditions specified in Section 11 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. (Boston time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

            (c) Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Bank make a Base Rate Loan in an amount equal to such Bank's Commitment Percentage of the amount of Swing Line Loans then Outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Request for purposes hereof) and in accordance with the requirements of Section 2.5, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Commitments and the conditions set forth in Section 11. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Request promptly after delivering such notice to the Agent. Each Bank shall make an amount equal to its Commitment Percentage of the amount specified in such Loan Request available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent's Head Office not later than 1:00 p.m. (Boston time) on the day specified in such Loan Request, whereupon, subject to Section 2.10(c)(ii), each Bank that so makes funds available shall be deemed to have made a Base Rate

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            Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be
            refinanced by such a Committed Borrowing in accordance with Section 2.10(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Banks fund its risk participation in the relevant Swing Line Loan and each Bank's payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.10(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Bank fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Bank pursuant to the foregoing provisions of this Section 2.10(c) by the time specified in Section 2.10(c)(i), the Swing Line Lender shall be entitled to recover from such Bank (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Bank (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Bank's obligation to make Committed Loans or to
            purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.10(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Committed Loans pursuant to this Section 2.10(c) is subject to the conditions set forth in Section 11. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

                  (v) The Borrower shall repay each Swing Line Loan on the
            earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

            (d) Repayment of Participations.

                  (i) At any time after any Bank has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Bank its Commitment Percentage of such payment

            (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in
            respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Bank shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Banks under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Bank funds its Base Rate Loan or risk participation pursuant to this Section 2.10 to refinance such Bank's Commitment Percentage of any Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender.

            (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

            (g) Swing Line Note. At the Swing Line Lender's option, the Swing Line Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit G hereto (the "Swing Line Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Line Note shall be payable to the order of the Swing Line Lender in the principal face amount equal to the Swing Line Loan and shall be subject to mandatory prepayment in the amounts and under the circumstances set forth in Section 3 of this Agreement, and may be prepaid in whole or from time to time in part, all as set forth in Section 3 of this Agreement. The Borrower irrevocably authorizes the Swing Line Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Line Lender's Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The amount of the Swing Line Loans Outstanding set forth on the Swing Line Lender's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Lender, but the failure to record, or any error in so recording, any such amount on the Swing Line Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on any Swing Line Note when due.

            (h) Swing Line Lender. The Swing Line Lender shall be deemed a "Bank" for all purposes under this Agreement.

            (i) Increase of Commitment. In the event that the Total Commitment is increased pursuant to Section 2.9, then the Swing Line Sublimit shall increase by an amount equal to ten percent (10%) of the increase in the Total Commitment (rounded to the next lowest $100,000), subject to the terms hereof; provided that in no event shall the Swing Line Sublimit exceed $20,000,000.00. As a condition to such increase, Borrower shall deliver to the Swing Line Lender a replacement Swing Line Note, and execute and deliver such other amendments to the Loan Documents as may be reasonably required by Swing Line Lender or Agent and pay the costs of any mortgagee's title insurance policy or endorsement or update thereof, all recording costs and fees, and any and all intangibles taxes or other documentary and mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are demanded by any governmental agency in connection with such increase (it being acknowledged that the requirements of this sentence may be satisfied in connection with and as a part of the satisfaction of the requirements of Section 2.9(b)(iv) with respect to the corresponding increase of the Total Commitment)."

            (p) Section 3.2 of the Credit Agreement, appearing on page 33 thereof, is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "SECTION 3.2 MANDATORY PREPAYMENTS. If at any time the aggregate of the Outstanding Loans (including any Swing Line Loans) and Letters of Credit Outstanding exceeds (a) the Total Commitment, or (b) the Borrowing Base, then the Borrower shall pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans within the time period provided for in Section 12.3, subject to the Borrower's right to provide additional Collateral pursuant to Section 12.2, except that the amount of any Swing Line Loan shall be paid solely to the Swing Line Lender."

            (q) Section 3.4 of the Credit Agreement, appearing on page 33 thereof, is hereby deleted in its entirety and the following is inserted in lieu thereof:

            "SECTION 3.4 PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.2 and Section 3.3 shall be an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any Outstanding Swing Line Loan, then to the principal of the other Base Rate Loans and then to the principal of LIBOR Rate Loans."

            (r) The Credit Agreement is hereby amended by adding the following as a new Section 4.16 thereof:

            "4.16 EXTENSION OF MATURITY DATE.

            (a) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, to be exercised by giving written notice to the Agent in the form of Exhibit E hereto not more than one hundred twenty (120) days and not less than sixty (60) days prior to the initial scheduled Maturity Date (an "Extension Request"), subject to the terms and conditions set forth in this Agreement, to extend the Maturity Date by one (1) year to December 29, 2006. The request by the

      Borrower for extension of the Maturity Date shall constitute a representation and warranty by the Borrower that all of the conditions set forth in this Section shall have been satisfied on the date of such request.

            (b) The obligations of the Agent and the Banks to extend the Maturity Date as provided in Section 4.16(a) shall be subject to the satisfaction of the following conditions precedent on the then effective Maturity Date (without regard to such extension request):

                  (i) Payment of Extension Fee. The Borrower shall pay to the
            Agent on or before the then effective Maturity Date for the pro rata account of the Banks in accordance with their respective Commitment Percentages an extension fee equal to .20% of the then Total Commitment, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

                  (ii) No Default. On the date the Extension Request is given there shall exist no Event of Default, and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

                  (iii) Representations and Warranties. The representations and warranties made by the Borrower, the Guarantor or any of their respective subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Banks in writing and approved by the Agent and the Majority Banks in writing.

                  (iv) Additional Documents and Fees. The Borrower shall also execute and deliver to Agent and the Banks such additional documents, instruments and certifications as the Agent may reasonably require, including, without limitation, updated Appraisals for the Mortgaged Properties as reasonably required by Agent (it being acknowledged that any Appraisal for a Mortgaged Property that was prepared more than six (6) months prior to the then effective Maturity Date (without regard to such extension) may be required to be updated), any amendments to Security Documents, as Agent may reasonably require, and the Borrower shall upon demand pay the cost of any mortgagee's title insurance policy or any endorsement or update thereto or any updated UCC searches, in each case as reasonably required by Agent, all recording costs and fees, and any and all intangible taxes or other documentary stamp or mortgage taxes, assessments or charges or any similar fees, taxes or expenses which are demanded by any government agency in connection with such extension of the Maturity Date and the recording of any amendments.

            (c) The Agent shall notify each of the Banks in the event that the Maturity Date is extended as provided in this Section 4.16."

            (s) The first sentence of Section 7.15 of the Credit Agreement, appearing on page 66 thereof, is hereby amended by deleting the first sentence in its entirety and inserting in lieu thereof the following:

      "The Borrower shall at all times from and after the date hereof maintain in full force and effect, an Interest Rate Contract(s) in form and substance satisfactory to Agent in an amount necessary to insure that not more than twenty-five percent (25%) of all outstanding "Debt" (as hereinafter defined) of Borrower and its Subsidiaries is variable rate Debt."

            (t) Line 7 of Section 8.3(k) of the Credit Agreement is hereby amended by deleting the figure "30,000,000.00" and inserting in lieu thereof "50,000,000.00".

            (u) Section 9.4 of the Credit Agreement, appearing on page 76 thereof, is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

            "Section 9.4 CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $300,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds received by the Borrower or the Guarantor after September 30, 2004."

            (v) Section 12.6(b) of the Credit Agreement, appearing on pages 85 and 86 thereof, is hereby amended by deleting said section in its entirety and inserting in lieu thereof the following:

            "(b) Second, to all other Obligations in such order or preference as the Majority Banks shall determine; provided, however, that (i) Swing Line Loans shall be repaid first, (ii) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations,
      (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under Section 2.6, Section 2.7(f) or Section 2.10(c) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding the Swing Line Loans), shall be made among the Banks pro rata, and (iv) amounts received or realized from the Borrower shall be applied against the Obligations of the Borrower; and provided, further that the Majority Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable;"

            (w) Section 13 of the Credit Agreement, appearing on page 86 thereof, is hereby amended by deleting said section in its entirety and inserting in lieu thereof the following:

            "SECTION 13. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations of such Person and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank (but excluding any Swing Line Note) any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest."

            (x) Section 27 of the Credit Agreement, appearing on pages 98 and 99 thereof, is hereby amended by deleting said section in its entirety and inserting in lieu thereof the following:

      "SECTION 27. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks. Notwithstanding the foregoing, (a) none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; a change in the Maturity Date of the Notes, except as provided in Section 4.16 hereof; an increase in the amount of the Commitments of the Banks except pursuant to Section 18.1 or Section 2.9; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon; the postponement of any date fixed for any payment of principal of or interest on the Loans; a decrease of the amount of any fee (other than late fees) payable to a Bank hereunder; the release of the Borrower, the Guarantor or any Collateral except as otherwise provided herein; a change in the manner of distribution of any payments to the Banks or the Agent; an amendment of the definition of Majority Banks or Required Banks or of any requirement for consent by the Required Banks or all of the Banks; a modification, amendment or waiver of the provisions of Section 9.1 or any of the definitions used therein or any of the definitions used in the definition of "Borrowing Base"; or an amendment of this Section 27 and (b) the provisions of Sections 5.3(b)(vi) and the proviso following Section 5.3(b)(vi), 8.3(k), 9.2 and 9.3 or any of the definitions used therein may not be modified, amended or waived without the written consent of the Required Banks. The amount of the Agent's fee payable for the Agent's account and the provisions of Section 14 may not be amended without the written consent of the

      Agent. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Line Loans without the consent of the Swing Line Lender. The Borrower and the Guarantor each agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as may be reasonably requested by Fleet in connection with the acquisition by each Bank acquiring all or a portion of the Commitment, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower or the Guarantor hereunder. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower or the Guarantor shall entitle the Borrower and the Guarantor to other or further notice or demand in similar or other circumstances."

            (y) Appendix A to the Compliance Certificate attached as Exhibit C to the Credit Agreement, appearing on pages C-3 through C-4 thereof, is hereby amended by deleting Appendix A in its entirety and inserting in lieu thereof the Exhibit C Appendix A attached hereto.

            (z) The Credit Agreement is hereby amended by inserting Exhibit E attached hereto as new Exhibit E to the Credit Agreement.

            (aa) The Credit Agreement is hereby amended by inserting Exhibit F attached hereto as new Exhibit F to the Credit Agreement.

            (bb) The Credit Agreement is hereby amended by deleting Schedule 1 thereof in its entirety and inserting in lieu thereof the Schedule 1 attached hereto (provided that the Commitments shown therein are subject to the terms of Paragraph 7 below).

            (cc) The Credit Agreement is hereby amended by inserting Exhibit G attached hereto as new Exhibit G to the Credit Agreement.

            (dd) The Credit Agreement is hereby amended by deleting Schedule 2 thereof in its entirety and inserting in lieu thereof the Schedule 2 attached hereto.

      3. References to Credit Agreement; Loan. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein. All references in the Loan Documents to the Loans shall be deemed a reference to Loans in the maximum amount of up to $160,000,000.00, as the same may be increased as provided in Section 2.9 of the Credit Agreement.

      4. Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

      5. Representations. Borrower and Guarantor represent and warrant to Agent and the Banks as follows:

            (a) Authorization. The execution, delivery and performance of this Amendment and any other agreements executed and delivered in connection herewith and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

            (b) Enforceability. The execution and delivery of this Amendment and any other agreements executed and delivered in connection herewith are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and the effect of general principles of equity.

            (c) Approvals. The execution, delivery and performance of this Amendment and any other agreements executed and delivered in connection herewith and the transactions contemplated hereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

            (d) Representations and Warranties in Loan Documents. The representations and warranties made by the Borrower and Guarantor and their Subsidiaries under the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries in connection therewith or after the date thereof were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Banks in writing and approved by the Agent and the Majority Banks in writing.

      6. Closing Conditions. In connection with the execution and delivery of this Amendment, Borrower shall deliver to Agent the following, each in form and substance satisfactory to Agent:

            (a) Payment to Agent and the Banks of all fees required by this Agreement;

            (b) Delivery of such evidence of authority of the Borrower and Guarantor and legal opinions of Borrower and Guarantor's counsel as Agent may reasonably require; and

            (c) Such other documents, instruments and agreements as the Agent may reasonably require.

      7. Increase of Commitment.

            (a) Borrower has requested that the Banks increase the Total Commitment to the sum of One Hundred Sixty Million and No/100 Dollars ($160,000,000.00). In connection therewith, Borrower has executed and delivered replacement Notes to such Banks that have acquired the increase in the Total Commitment, and Borrower has paid to Agent and such increasing Banks such fees as are due and payable to the Agent and such Banks in connection therewith, which fees are fully earned and nonrefundable under any circumstances. The Banks have made such adjustments to the outstanding Loans of such Banks so that after giving effect to such increase, the outstanding Loans are consistent with their pro rata share. Notwithstanding the foregoing, the increase of the Total Commitment in the amount of $35,000,000.00 shall not be available to be borrowed by Borrower until satisfaction of the following conditions, each of which shall be satisfied on or before January 31, 2005 and which shall each be in form and substance reasonably satisfactory to Agent:

                  (i) Delivery to Agent of such amendments, documents, instruments and agreements as the Agent may reasonably require to reflect the modification of the Credit Agreement and the increase of the Total Commitment;

                  (ii) Delivery to Agent of endorsements to each Title Policy with respect to each Mortgaged Property; and

                  (iii) Payment of any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of the increase of the Total Commitment; and

                  (iv) Such other documents, instruments and agreements as the Agent may reasonably require.

            (b) Notwithstanding that the increase in the Total Commitment is not available to be borrowed by Borrower until the satisfaction and conditions set forth in paragraph 7(a) above, the increased Commitment shall be applicable for all other purposes of the Loan Documents, including the determination of Required Banks and the payment of unused facility fees pursuant to Section 2.2 of the Credit Agreement.

      8. Admission of PNC.

            (a) By execution of this Amendment, PNC hereby assumes all obligations of a Bank from and after the date hereof with respect to its Commitment as if PNC were an original

Bank under and signatory to the Credit Agreement and the intercreditor agreement among the Agent and the Banks (the "Intercreditor Agreement").

            (b) PNC (i) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Amendment and perform its obligations under this Amendment and the Loan Documents; (ii) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Loan Documents; (iii) agrees that it has and will, independently and without reliance upon any Bank or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the Collateral, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents and the Intercreditor Agreement; and (iv) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents and the Intercreditor Agreement. Neither Agent nor any other Bank makes to PNC any representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan.

      9. No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

      10. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

      11. Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents as modified and amended herein or therein. Nothing in this Amendment or in any other document executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents (including without limitation the Guaranty).

      12. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

      13. Release of Cox Creek. By execution hereof, the Banks authorize Agent to, and Agent does hereby, release Ramco Cox Creek, LLC as a Subsidiary Guarantor from all of its obligations under the Subsidiary Guaranty and all other Loan Documents.

      14. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Documents.

      15. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (i) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and all of the Banks, (ii) the satisfaction of the conditions to closing set forth in this Amendment; and (iii) the Agent confirming the satisfaction of all requirements for effectiveness of that certain First Amendment to Unsecured Revolving Loan Agreement dated as of even date herewith among Borrower, Guarantor, Fleet, individually and as Agent, and the other parties which are signatories thereto, other than the effectiveness of this Amendment.

      16. USA PATRIOT Act Notice. Each Bank that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Agent, as applicable, to identify the Borrower in accordance with the Act.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have hereto set their hands as of the day and year first above written.

                              BORROWER:

                              RAMCO-GERSHENSON PROPERTIES, L.P., a
                              Delaware limited partnership, by its sole general
                               partner

                              By: Ramco-Gershenson Properties Trust, a Maryland
                                  real estate investment trust

                                  By: /s/ Richard J. Smith

                                  Name: Richard J. Smith
                                  Title: Chief Financial Officer

                              GUARANTOR:

                              RAMCO-GERSHENSON PROPERTIES TRUST, a
                              Maryland real estate investment trust

                              By: /s/ Richard J. Smith

                              Name: Richard J. Smith
                              Title: Chief Financial Officer

                                     FLEET NATIONAL BANK, as a Bank and as Agent

                                     By: /s/  Michael W. Edwards
                                         Title: Senior Vice President

                                     DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     By:     /s/ Brenda Casey
                                     Title : Brenda Casey

                                     By:     /s/ Linda Wang
                                     Title : Linda Wang

                                     JP MORGAN CHASE BANK, N.A.
                                     (SUCCESSOR BY MERGER TO BANK ONE, N.A.
                                     (MAIN OFFICE CHICAGO))

                                     By: ______________________________________
                                         Title:

                                     STANDARD FEDERAL BANK, N.A.

                                     By: ______________________________________
                                         Title:

                                                    HUNTINGTON NATIONAL BANK

                                                    By:    /s/ Scott M. McLean

                                                    Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: ___________________________________
                                            Title:

                                                  KEYBANK NATIONAL ASSOCIATION

                                                  By: Danial L. Silbert
                                                      Title: Vice President

                                                  PNC BANK, NATIONAL ASSOCIATION

                                                  By: James A. Harmann
                                                      Title: Vice President

                                   [EXHIBIT C]

                                   APPENDIX A
                                       TO
                             COMPLIANCE CERTIFICATE

A Outstanding Loans, including Swing Line Loans, and Letters of Credit of Borrower cannot exceed the Borrowing Base (Section 9.1)

      1     Outstanding principal balance of the Loans (including Swing Line
            Loans):

      2     Outstanding and undrawn amount of Letters of Credit:

      3     Aggregate Borrowing Base Value:

      4     Line 3 X 70%:

      5     Debt Service Coverage Amount of Mortgaged Properties:

      6     Lesser of Line 4 or Line 5 must be > than or = to line 1.

B     Borrower and Guarantor Leverage cannot exceed 65% (Section 9.2)

      Borrower

      1     Consolidated Total Liabilities:

      2 Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve (12) months):

      3 Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4     Consolidated Total Adjusted Asset Value:
            ((a) line 2 plus (b) line 3 divided by 9.00%):

      5     Company Leverage (line 1 divided by line 4):

      6     Line 5 cannot exceed .65.

      Guarantor

      1     Consolidated Total Liabilities:

      2 Consolidated Total Assets per balance sheet (excluding Real Estate that is improved and not Under Development, but including any Redevelopment Property held for less than twelve (12) months):

      3 Rolling 4Q Operating Cash Flow from Real Estate that is improved and not Under Development:

      4     Consolidated Total Adjusted Asset Value:
            ((a) line 2 plus (b) line 3 divided by 9.00%):

      5     Company Leverage:(line 1 divided by line 4):

      6     Line 5 cannot exceed .65.

C     Borrower Debt Service Coverage must exceed 1.6X - rolling 4Q's
      (Section 9.3)

      1     Net Income:

      2     Depreciation & Amortization:

                                   EXHIBIT C-1

      3     Interest Expense:

      4     Extraordinary/Non-recurring losses:

      5     Extraordinary/Non-recurring gains:

      6     CapX Reserve Amount ($.10 psf):

      7     Operating Cash Flow:
            (Lines 1+2+3+4-5-6)

      8     Debt Service:

      9     DSC Ratio:
            (line 7 divided by line 8)

      10    Line 9 must exceed 1.6.

D     Borrower Minimum Consolidated Tangible Net Worth (Section 9.4)

      1     Consolidated Total Adjusted Asset Value:

      2     Consolidated Total Liabilities:

      3     Initial Consolidated Tangible Net Worth:
            (line 1 minus line 2)

      4     Book value intangible assets:

      5     Write-up of book value of any assets due to revaluation:

      6     Consolidated Tangible Net Worth:
            (line 3 minus the sum of lines 4 and 5)

      7     Net Offering Proceeds from offerings after September 30, 2004:

      8     75% of line 7:

      9     Minimum Consolidated Tangible Net Worth:
            ($300,000,000 + line 8)

      10    Line 6 must be > than or = to line 9.

E     Distributions cannot exceed 95% of Funds From Operations (Section 8.7(a))

      1     Current Quarter Distributions:

      2     Prior 3 Quarters Distributions:

      3     Total Distributions last 4Q's:

      4     GAAP Net Income for last 4Q's:

      5     Adjustments to Net Income:
            (exclude financing costs and gains (losses) from debt restructuring and sales of property)

      6 Depreciation (other than non-real estate depreciation) and Amortization (other than amortization of deferred financing costs):

      7     Other non-cash items:

      8     Funds from Operations:
            (lines 4-5+6+7=)

      9     Distributions to Funds from Operations Ratio:
            (line 3 divided by line 8)

      10    Line 9 cannot exceed .95.

                                   EXHIBIT C-2

                                    EXHIBIT E

                     FORM OF REQUEST FOR EXTENSION OF LOANS

Fleet National Bank

______________

Ladies and Gentlemen:

      Pursuant to the provisions of Section 4.16 of the Fourth Amended and Restated Master Revolving Credit Agreement, dated as of December 30, 2002, as amended, restated, extended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust ("Guarantor") and Fleet National Bank, as a Bank and as Agent, and the other Banks from time to time party thereto, Borrower hereby requests and certifies as follows:

      1. Extension Request. Borrower hereby irrevocably requests that the Maturity Date be extended to December 29, 2006.

      2. No Default. The undersigned chief financial or chief accounting officer of Borrower certifies that no Default or Event of Default has occurred and is continuing.

      3. Other Conditions. All other conditions to the extension to the Maturity Date requested hereby set forth in Section 4.16 of the Credit Agreement have been satisfied.

      4. Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.

                  [remainder of page intentionally left blank]

                                   EXHIBIT E-1

      IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______________, 200___.

                               BORROWER:

                               RAMCO-GERSHENSON PROPERTIES, L.P., a
                               Delaware limited partnership, by its sole general
                                partner

                               By: Ramco-Gershenson Properties Trust, a Maryland
                                   real estate investment trust

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   EXHIBIT E-2

                                    EXHIBIT F

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To: Fleet National Bank, as Swing Line Lender
    Fleet National Bank, as Agent

Ladies and Gentlemen:

Reference is made to that certain Fourth Amended and Restated Master Revolving Credit Agreement, dated as of December 30, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among RAMCO-GERSHENSON PROPERTIES, L.P.(the "Borrower"), the Banks from time to time party thereto, and Fleet National Bank, as Agent, Swing Line Lender, and certain other parties.

The undersigned hereby requests a Swing Line Loan:

1.    On __________________________________ (a Business Day).

2.    In the amount of $____________________.

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.10(a) of the Agreement.

                               BORROWER:

                               RAMCO-GERSHENSON PROPERTIES, L.P., a
                               Delaware limited partnership, by its sole
                                general partner

                               By: Ramco-Gershenson Properties Trust, a Maryland
                                   real estate investment trust

                                   By:_______________________________________
                                      Name:
                                      Title:

                                       EXHIBIT F-1

                                    EXHIBIT G

                             FORM OF SWING LINE NOTE

$______________                                              _____________, 2002

      FOR VALUE RECEIVED, the undersigned, RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership ("Maker"), hereby promises to pay to FLEET NATIONAL BANK ("Payee"), or order, in accordance with the terms of that certain Fourth Amended and Restated Master Revolving Credit Agreement, dated as of December 30, 2002, as from time to time in effect, among Maker, Fleet National Bank, for itself and as Agent, such other Banks as may be from time to time named therein (the "Credit Agreement"), and certain other parties, to the extent not sooner paid, on or before the Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by the Payee under the Credit Agreement as a Swing Line Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      Payments hereunder shall be made to the Agent for the Payee at ______________________________, or at such other address as Agent may designate from time to time.

      This Note is one of one or more Swing Line Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

      Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Banks and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Banks exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Banks shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or,

                                   EXHIBIT G-1
if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Banks shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Banks and the Agent.

      In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws of the State of Michigan (without giving effect to the conflict of laws rules of any jurisdiction).

      Recourse to the general partner of Borrower shall be limited as provided in Section 32 of the Credit Agreement.

      The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

      IN WITNESS WHEREOF, the undersigned has duly executed this Note on the day and year first above written.

                              BORROWER:

                              RAMCO-GERSHENSON PROPERTIES, L.P., a
                              Delaware limited partnership, by its sole general
                               partner

                              By: Ramco-Gershenson Properties Trust, a Maryland
                                  real estate investment trust

                                  By:___________________________________________
                                     Name:
                                     Title:

                                   EXHIBIT G-2

                                   SCHEDULE 1

                              BANKS AND COMMITMENTS

                               SCHEDULE 1 - PAGE 1

                                   SCHEDULE 2

                    DEBT SERVICE COVERAGE AMOUNT CALCULATION

OCF - Mortgaged Properties                                   $

Outstandings - Secured Revolver                              $

Greater of:
        10 - year Treasury Rate plus 2.0%
        (____%) amortized over 25 years
(___%)
        or 8.0%

Debt Service Coverage Amount:                                $

Coverage:                                                          x
Minimum Coverage                                               1.40x

                               SCHEDULE 2 - PAGE 1